EXHIBIT     23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxwell Technologies, Inc. 1995 Stock Option Plan of our report dated February 19, 2000, except for the first paragraph of Note 10, as to which date is February 29, 2000, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in its Annual Report (Form 10-K) for the five months ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/Ernst & Young
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ERNST & YOUNG LLP

San Diego, California
January 3, 2001